UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

 Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 02, 2015

FUTUREWORLD CORP.
(Exact name of registrant as specified in charter)

Delaware	000-1273988	81-0562883
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

	3637 4th Street North, 330 Saint Petersburg, Florida	33704
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (727) 474-1816

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 27, 2015, an ASSETS AND STOCK PURCHASE AGREEMENT was entered (the “Agreement”), by and among FutureWorld Corporation, a Delaware Corporation (referred to by name, “FWDG” or as “Seller”), and Infrax Systems, Inc., a Nevada corporation (referred to as “”Corporation,” “IFXY”, or “Buyer”). FutureWorld Corp is the one hundred percent (100%) owner of HempTech Corp which is a Delaware wholly owned subsidiary. HempTech is a technology company that provides smart sensors and data analysis technology, RFID tracking systems, communication networking and surveillance security for the agricultural industry.

The purchase price for the ASSETS AND STOCK PURCHASE AGREEMENT (the “Purchase Price”) shall be sixty million dollars ($60,000,000). Infrax Systems shall pay;

1-	Ten million dollars ($10M) in cash, payable in installments as convertible notes. The cash payment shall be made available through operations and/or registration by the purchaser.
2-	Ten million dollars ($10M) in Common Stock, par value $0.001, of Infrax Systems, Inc.
3-	Forty million dollars ($40M) in Preferred Shares Series A1, or 33,000,000 shares, par value $0.001, of Infrax Systems, Inc. Each Preferred Shares Series A1 is convertible to 88.89 shares of Common Shares.

Material Relationship - There exist a material relationship between the registrant and the purchaser on this transaction. Talari Industries is the majority shareholder of both the registrant and the purchaser and its principle, Mr. Talari, is the CEO of the registrant.

The aforementioned transaction resulted due to the December 23, 2014, Infrax Systems’ announcement of an agreement with FutureWorld Corp and its subsidiaries (HempTech Corp) for a consideration of a one-time development fee of $2M, all in cash or a combination of cash and shares of common stock.

After lengthy discussion with our legal and accounting on this agreement, we came to a conclusion that the agreement, being a non-arms-length transaction, might be construed as a “conflict of interest” and may not be financially or legally sound without an independent third party validation. And since most of the fundamental technologies delivered by HempTech Corp are derived from Infrax Systems’ patented technologies, we were recommended by our legal and accounting to discontinue the license agreement and instead consider outright purchase of HempTech by Infrax Systems. This modification in direction was confirmed by our auditor on one condition; the transaction value needs to be validated by an independent third party accounting firm to quell the “conflict of interest” concerns. Hence, in January 2015, FutureWorld retained an independent valuation firm on the considered business transaction. On February 17, the Company received the market valuation of $60,000,000 for HempTech Corp from the third party firm. The valuation report was used as a basis for the agreed upon transaction between FutureWorld and Infrax Systems.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit

No. Description

2.1	ASSETS AND STOCK PURCHASE AGREEMENT, dated as of February 27, 2015, by and among Mount by and among FutureWorld Corporation, a Delaware Corporation (referred to by name, “FWDG” or as “Seller”), and Infrax Systems, Inc., a Nevada corporation (referred to as “”Corporation,” “IFXY”, or “Buyer”).

10.1 Securities Purchase Agreement (including Form of Merger Note and Security Agreement)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FutureWorld Corp

/s/ Sam Talari

Sam Talari

Principal Executive Officer

Dated: March 02, 2015